Exhibit 10.3

Stock Option Grant

1.                                       Grant of Option

AMAG Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby grants to [Name of Recipient] (the “Recipient”), an option to purchase [Number] shares of Common Stock, $.01 par value per share, of the Company as hereinafter set forth (the “Option”), pursuant and subject to the terms and provisions of the Company’s 2007 Equity Incentive Plan (the “Plan”).  The date of grant of this Option is [Date].

                                                All terms which are defined in the Plan shall have the same meanings herein.

2.                                       Vesting of Option

                                                This Option shall be exercisable in cumulative installments on each of the following dates, as follows:

Date Exercisable	Number of Shares Exercisable

On date of grant	- [Number] -

[Subsequent Vesting Dates]	- [Number] -

                                                No additional shares shall vest and become exercisable between each of the vesting dates set forth above.

3.                                       Term of Option

                                                Unless terminated earlier as provided in Section 6 below, this Option shall terminate in ten (10) years on [Date].

4.                                       Exercise Price

                                                The exercise price of this Option shall be [                 ($    )] per share.

5.                                       Exercise and Payment

(a)                                  Method of Payment.    This Option shall be exercisable by delivery to the Company of written notice of exercise, specifying the number of shares for which this Option is being exercised (subject to Section 2 hereof), together with (i) payment to the Company for the total exercise price thereof in cash, by check, (ii) subject to the Company’s approval, by Common Stock of the Company already owned by the Recipient, (iii) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to

Stock Option Agreement                                    Confidential Document

125 CambridgePark Drive, Cambridge, MA  02140   Tel:  (617) 498-3300  Fax: (617) 499-3362

the Company sufficient funds to pay the exercise price, (iv) delivery by the Recipient to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (v) by some combination thereof; provided that methods (iii) and (iv) shall only be permissible if the Company’s Common Stock is listed on the Nasdaq Global Market or other national securities exchange at such time.

(b)                                 Valuation of Shares Tendered in Payment of Purchase Price.    For the purposes hereof, the fair market value of any share of the Company’s Common Stock which may be delivered to the Company in exercise of this Option shall be determined in good faith by the Board of Directors of the Company, or, in the absence of such determination, shall be equal to the closing price of a share of the Company’s Common Stock as reported on the Nasdaq Global Market (or other national securities exchange or automated marketplace upon which the Company’s Common Stock is then traded) on the date of exercise of this Option.

(c)                                  Delivery of Shares Tendered in Payment of Purchase Price.    If the Company permits the Recipient to exercise Options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Recipient or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company.  Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this Option.

6.                                       Effect of Termination of Employment, Board Membership, or Service Provision or Death

                                                This Option shall not be assignable or transferable either voluntarily or by operation of law, except as set forth in this Section 6.  Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.  Further, notwithstanding the foregoing, the Recipient may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Recipient, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from an Option exercise.

                                                In the event the Recipient during his or her lifetime ceases to be an employee, member of the Board of Directors, or other service provider of the Company or of any subsidiary for any reason, other than death or disability, any unexercised portion of this Option which was otherwise exercisable on the date of termination of employment shall expire unless exercised within three months of that date, but in no event after the expiration of the term hereof.

Stock Option Agreement                                    Confidential Document

125 CambridgePark Drive, Cambridge, MA  02140   Tel:  (617) 498-3300  Fax: (617) 499-3362

                                                In the event of termination of employment, board membership, or service in any other capacity because of the death or disability of the Recipient (i) while an employee, board member, or service provider of the Company or any subsidiary, or (ii) during the three-month period following termination of his or her employment, status as a director, or status as a service provider for any reason other than death or disability, this Option shall be exercisable for the number of shares otherwise exercisable on the date of death, disability or termination, by the Recipient or his or her personal representatives, heirs or legatees, as the case may be, at any time prior to the expiration of one (1) year from the date of the death or disability of the Recipient, but in no event after the expiration of the term hereof.

Notwithstanding the foregoing, if the Recipient, prior to the termination date of this Option,  (i) violates any provision of any employment agreement or any confidentiality or other agreement between the Recipient and the Company, (ii) commits any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof, (iii) attempts to commit, or participate in, a fraud or act of dishonesty against the Company, or (iv) commits gross misconduct, the right to exercise this Option shall terminate immediately upon written notice to the Recipient from the Company describing such violation or act.

7.                                       Employment, Board Membership or Service

                                                Nothing contained in this Option or in the Plan shall be construed as giving the Recipient any right to be retained in the employ, board membership, or service of the Company or any of its subsidiaries.

8.                                       Withholding Taxes

                                                The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to exercise of this Option.

9.                                       Plan Provisions

                                                Except as otherwise expressly provided herein, this Option and the rights of the Recipient hereunder shall be subject to and governed by the terms and provisions of the Plan, including without limitation the provisions of Section 4 thereof.

10.                                 Recipient Representation; Stock Certificate Legend

                                                The Recipient hereby represents that he or she has received and read the Prospectus filed with the Securities and Exchange Commission as a part of the Registration Statement on Form S-8, which registered the shares under the Plan.

                                                If the Recipient is an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act of 1933), all stock certificates representing shares of

Stock Option Agreement                                    Confidential Document

125 CambridgePark Drive, Cambridge, MA  02140   Tel:  (617) 498-3300  Fax: (617) 499-3362

                                                Common Stock issued to such Recipient pursuant to this Option shall have affixed thereto legends substantially in the following form:

“The shares represented by this certificate may be deemed to be held by an “affiliate” as defined by the Securities Act of 1933, as amended (the “Act”) and may not be sold, transferred or assigned unless such sale is pursuant to an effective registration statement under the Act or an opinion of counsel, satisfactory to the corporation, is obtained to the effect that such sale, transfer or assignment is exempt from the registration requirements of the Act.”

11.                                 Notice

                                                Any notice required to be given under the terms of this Option shall be properly addressed as follows:  to the Company at its principal executive offices, and to the Recipient at his or her address set forth below, or at such other address as either of such parties may hereafter designate in writing to the other.

12.                                 Non-Qualified Stock Option

                                                It is understood that this Option is not intended to qualify as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code.

13.                                 Enforceability

                                                This Option shall be binding upon the Recipient, his or her estate, and his or her personal representatives and beneficiaries.

14.                                 Effective Date

                                                The effective date of this Option is [Date].

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Stock Option Agreement                                    Confidential Document

125 CambridgePark Drive, Cambridge, MA  02140   Tel:  (617) 498-3300  Fax: (617) 499-3362

IN WITNESS WHEREOF, this Option has been executed by a duly authorized officer of the Company as of the effective date.

AMAG Pharmaceuticals, Inc.

Recipient’s Acceptance:

The undersigned hereby accepts this Option and agrees to the terms and provisions set forth in this Option and in the Plan (a copy of which has been delivered to him/her).
By:
David A. Arkowitz
Chief Financial Officer
(Signature of Recipient)

(Print Name of Recipient)

Address:

Date:

Stock Option Agreement                                    Confidential Document

125 CambridgePark Drive, Cambridge, MA  02140   Tel:  (617) 498-3300  Fax: (617) 499-3362